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Exhibit 4.8

MEDITRUST
7.82% Note Due September 10, 2026

        MEDITRUST, a Massachusetts business trust, promises to pay to

SPECIMEN

7.82%	7.82%
DUE September 10, 2026	DUE September 10, 2026
or registered assigns, the principal sum of _____________ Dollars, on September 10, 2026.
Interest Payment Dates:	March 10 and September 10
Record Dates:	March 1 and September 1

        Additional provisions of this Security are set forth on the reverse side of this Security. _____________ , _____________

MEDITRUST
By:	President
By:	Secretary

CERTIFICATE OF AUTHENTICATION

FLEET NATIONAL BANK
as Trustee, certifies that this
is one of the Securities referred
to in the within mentioned Indenture.

By:_____________________
      Authorized Officer
SEAL

MEDITRUST

7.82% Notes Due September 10, 2026

        1.    Interest. Meditrust, a Massachusetts business trust (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 10 and September 10 of each year beginning March 10, 1997. Interest on the Notes will accrue from September 10, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment. The Paying Agent will pay interest (except defaulted interest) on the Notes from monies provided by the Company to the persons who are the registered Holders of the Notes at the close of business on the March 1 or September 1 next preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Paying Agent will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Paying Agent will make all payments of principal and interest in immediately available funds, so long as The Depository Trust Company or a successor depository continues to make its Same-Day Funds Settlement System available to the Company.

        3.    Registrar and Agents. Initially, Fleet National Bank will act as Registrar, Paying Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent. The address of Fleet National Bank is 111 Westminster Street, RIM0199, Providence, Rhode Island 02903-2305.

        4.    Indenture, Limitations. The Company issued the Notes as a series of its securities under an Indenture dated as of July 26, 1995 as supplemented by a Fourth Supplemental Indenture dated as of September 10, 1996 (the "Indenture") between the Company and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and the Holders of the Notes are referred to the Indenture and said Act for a statement of such terms.

        The Notes are general unsecured obligations of the Company limited to $175,000,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, incur certain liens and certain additional indebtedness, make payments in respect of its shares of beneficial interest, merge or consolidate with any other Person and sell, lease, transfer or dispose of its properties or assets.

        5.    Repayment at the Option of Holder. The Notes may be repaid on September 10, 2003 (the "Option Payment Date"), at the option of the registered Holders, at 100% of their principal amount together with accrued interest to the Option Payment Date. In order for a Holder to exercise this option, the Company must receive at its offices during the period beginning on July 10, 2003 and ending at 5:00 p. m. (Boston, Massachusetts time) on August 10, 2003 (or, if August 10, 2003 is not a Business Day, the next succeeding Business Day), the Note with the form entitled "Option to Elect Repayment on September 10, 2003" on the Note duly completed. Any such notice received by the Company during the period beginning on July 10, 2003 and ending at 5:00 p. m. (Boston, Massachusetts time) on August 10, 2003, shall be irrevocable. The repayment option may be exercised for less than the entire principal amount of a Note so long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

        6.    Optional Redemption by the Company; Payment Upon Acceleration. The Notes may be redeemed at any time after the Option Payment Date at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"). The Make-Whole Amount shall be determined by the Trustee and such determination shall be binding and conclusive, absent manifest error.

        From and after notice has been given as provided in the Indenture, if funds for the redemption of any Notes called for redemption shall have been made available on such redemption date, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price.

        Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Note Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

        The Company will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select, pro rata or by lot, Notes to be redeemed in whole or in part. Notes may be redeemed in part in the minimum authorized denomination for Notes or in any integral multiple thereof.

        Upon any acceleration of the Notes, the Company shall pay in respect thereof an amount equal to the sum of (i) the outstanding principal amount of the Notes so accelerated plus accrued interest to the date of acceleration and (ii) the Make-Whole Amount, if any, with respect to such Notes.

        As used herein:

        "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of any interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid;

        "Reinvestment Rate" means 0.25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used; and

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

        7.    Denominations, Transfer, Exchange. This Note is one of a duly authorized issue of Securities of the Company designated as its 7.82% Notes due September 10, 2026 limited in aggregate principal amount to $175,000,000. The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by' law or permitted by the Indenture. The Registrar need not (i) issue, register the transfer of, or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (ii) register the transfer or exchange of any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (iii) register the transfer or exchange of any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day interest is to be paid on Notes or (iv) register the transfer or exchange of any Note after such Note has been surrendered for repayment, except the unrepaid portion of any Note being repaid in part.

        8.    Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes.

        9.    Unclaimed Money. If money for the payment of principal or interest on any Note remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its written request, unless otherwise required by law. Thereafter, Holders may look only to the Company for payment.

        10.  Discharge Prior to Redemption or Maturity. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Notes, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment date or Redemption Date.

        11.  Supplemental Indenture. Subject to certain exceptions, the Indenture may be amended or supplemented with respect to the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company may supplement the Indenture, to, among other things, provide for uncertificated Notes, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interests or rights of any Holder.

        12.  Successors. Upon satisfaction of the conditions provided in the Indenture, if a successor to the Company assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

        13.  Defaults and Remedies. If an Event of Default with respect to the Notes, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

        14.  Trustee Dealings with the Company. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

        15.  No Recourse Against Others. No shareholder, trustee or officer, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

        THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

        16.  Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the reverse side of this Note.

        17.  Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Note in larger type. Requests may be made to: MEDITRUST, 197 Third Avenue, Needham Heights, Massachusetts 02194, Attention: John G. Demeritt, Controller.

ASSIGNMENT FORM

        If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

        For value received, I or we assign and transfer this Note to

(INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

(Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________ ___________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________________________________________________________
Your signature:________________________________________________________ (Sign exactly as your name appears on the reverse side of this Note)
Signature Guaranteed By:________________________________________________ Note: Signature must be guaranteed by a participant in a Signature Guaranty Medallion Program.

OPTION TO ELECT REPAYMENT ON SEPTEMBER 10, 2003

        If you, the Holder, want to receive on September 10, 2003 payment of all or part of the principal of this Note together with accrued interest to September 10, 2003, fill in the form below, have your signature guaranteed and deliver it to the Company during the period beginning on July 10, 2003 and ending at 5:00 p. m. (Boston, Massachusetts time) on August 10, 2003 (or, if August 10, 2003 is not a Business Day, the next succeeding Business Day).

        The undersigned Holder hereby irrevocably elects to exercise the repayment option described in Section 6 of the attached Note with respect to $_________ principal amount of the Note registered in the name of the undersigned Holder (such amount must be $1,000 or an integral multiple of $1,000).

Date: ________________________________________________________________
Your signature:________________________________________________________ (Sign exactly as your name appears on the reverse side of this Note)
Signature Guaranteed By:________________________________________________ Note: Signature must be guaranteed by a participant in a Signature Guaranty Medallion Program.

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  Exhibit 4.8
ASSIGNMENT FORM
OPTION TO ELECT REPAYMENT ON SEPTEMBER 10, 2003